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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Acorda Therapeutics, Inc.:

        We consent to the incorporation by reference in the registration statements (Nos. 333-131846 and 333-149726) on Form S-8 and in the registration statements (Nos. 333-143348, 333-147163, and 333-152826) on Form S-3 of Acorda Therapeutics, Inc. of our reports dated March 2, 2009, with respect to the consolidated balance sheets of Acorda Therapeutics, Inc. and subsidiary as of December 31, 2008 and 2007, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2008, and the effectiveness of internal control over financial reporting as of December 31, 2008, which reports appear in the December 31, 2008 Annual Report on Form 10-K of Acorda Therapeutics, Inc.

/s/ KPMG LLP
KPMG LLP

Short Hills, New Jersey
March 2, 2009

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm